UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 3, 2017 (August 3, 2017)
_______________________

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Rd NE	52498
Cedar Rapids, Iowa	(Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐Emerging growth company

☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure.

On August 3, 2017, the issuer released the attached, updated press release clarifying a previous press release issued earlier that day regarding the award of a U.S. Army contract.

The contract is a multiple-award contract, which is a type of indefinite-quantity contract awarded to numerous contractors from a single solicitation. Delivery of supplies, or performance of services, is then made via an individual delivery/task order placed with one of the contractors pursuant to procedures established in the contract. All contractors receiving awards under a solicitation are given a fair opportunity to be considered for each task/delivery order issued during the life of the contract. The award is not a guarantee to award the business to any single contractor.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished, not filed.

(d) Exhibits.
99.1	Press Release of the registrant dated August 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated:	August 3, 2017	By	/s/ Robert J. Perna
Robert J. Perna
Senior Vice President,
General Counsel and Secretary

Exhibit Index
99.1	Press Release of the registrant dated August 3, 2017.